Exhibit 99.1

Harmony and NextDecade Agree to Pursue Merger; NextDecade a Leader Among U.S. LNG Project Developers

●	Proposed merger to result in NextDecade becoming a publicly listed company
●	NextDecade’s Rio Grande LNG among most advanced second wave U.S. LNG export projects
●	27 million tons LNG per annum (“mtpa”) project is optimally located in Brownsville, Texas, in close proximity to the Permian Basin and Eagle Ford Shale
●	Rio Grande LNG has made significant regulatory and commercial progress to date, with a formal FERC application filed in May 2016 and 30 mtpa of non-binding customer commitments
●	The proposed all-stock transaction is initially valued at approximately $1.0 billion

New York, NY and The Woodlands, TX (March 13, 2017) (Business Wire) -- Harmony Merger Corp. (NASDAQ: HRMN, HRMNU, and HRMNW) (“Harmony”) and privately held NextDecade, LLC (“NextDecade”) today jointly announced that they have executed a non-binding letter of intent (“LOI”) for a business combination transaction (“Merger”), which would result in NextDecade becoming a publicly listed company. Harmony is a publicly traded special purpose acquisition company (“SPAC”) whose objective is to take a company public via reverse merger. Harmony currently has $117.5 million of cash in trust (“Trust Fund”). The proposed all-stock transaction is expected to yield a combined entity with a pro forma enterprise value exceeding $1.0 billion at closing, with additional stock consideration to be paid to NextDecade shareholders upon the achievement of certain milestones. Assuming no redemptions by Harmony stockholders, current Harmony stockholders will own approximately 13.4% of the combined company immediately following the Merger. Pursuant to the LOI, Harmony and NextDecade have also reserved capacity for strategic partners to invest in the company prior to the closing of the Merger.

NextDecade is a liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas. NextDecade’s first proposed LNG export facility, the Rio Grande LNG project (“RGLNG”) located in Brownsville, Texas, along with the associated Rio Bravo pipeline originating in the Agua Dulce market area, is well-positioned among the second wave of U.S. LNG projects. NextDecade submitted its pre-filing request to the Federal Energy Regulatory Commission (FERC) in March 2015 and filed its formal application in May 2016. The company has robust commercial offtake and gas supply strategies in place, and has signed 30 mtpa of non-binding customer commitments to date, indicating strong market interest.

NextDecade’s principal equity holders include funds managed by York Capital Management, Valinor Management, and Halcyon Capital Management, who together own a majority interest in NextDecade. Harmony and NextDecade have agreed to work together exclusively toward entering into a definitive agreement providing for the Merger. Completion of the Merger is subject to the satisfaction of certain conditions including, but not limited to, execution of definitive agreements, approval of the transaction by Harmony’s stockholders, receipt of regulatory approval, and the retention of at least $25 million of cash in Harmony’s trust account at closing. Assuming execution of a definitive agreement and satisfaction of closing conditions contained therein, the proposed Merger is expected to close late in the second quarter of 2017.

“We are pleased to work towards bringing our stockholders this unique opportunity to participate in the U.S. LNG export market at what we at Harmony believe to be a discount to intrinsic value,” said Harmony Chief Executive Officer, Eric Rosenfeld. “NextDecade’s commercial and regulatory progress, coupled with its location on the Texas Gulf Coast in close proximity to the Permian Basin and Eagle Ford Shale, positions the company to provide low-cost LNG to customers around the world.”

“After conducting an extensive review with our Board of Directors regarding development financing considerations, we are delighted to be advancing the process of merging with Harmony,” said Kathleen Eisbrenner, NextDecade Chief Executive Officer. “Eric and his team have successfully completed four SPAC transactions, and have extensive experience in public markets. This transaction is a natural next step in NextDecade’s strategy of continuing to de-risk its projects to attract world-class customers and access capital on competitive terms. We believe that the proposed Merger will enhance NextDecade’s ability to provide flexible solutions to customers and producers, and create value for our current and future stakeholders and partners.”

For the purposes of this transaction, Harmony is being represented by Graubard Miller and NextDecade is being represented by King & Spalding LLP. Height Securities, LLC is acting as financial advisor to NextDecade.

There can be no assurance that a definitive agreement will be entered into or that the proposed Merger will be consummated. Further, readers are cautioned that those portions of the letter of intent that describe the proposed Merger, including the consideration to be issued therein, are non-binding.

Harmony has filed a proxy statement requesting stockholders to approve an extension of time to complete a business combination to July 27, 2017. Notwithstanding the foregoing, Harmony has agreed that if it is unable to enter into a definitive agreement for an initial business combination by April 27, 2017, it will promptly file the necessary proxy materials with the SEC to seek stockholder approval to dissolve and liquidate or to have holders agree to a further extension of time to complete an initial business combination.

In addition to this statement, Harmony and NextDecade are simultaneously issuing a brief slide presentation with information on the proposed Merger; the presentation will be filed with the SEC as an exhibit to Harmony’s Form 8-K. Investors are encouraged to review these materials. Harmony and NextDecade will host a conference call to discuss the proposed Merger on Tuesday, March 14 at 10:00 a.m. ET. To access the call, please dial (877) 856 1968 or + 1 (719) 325 4755 and use code 1384108.

# #  #

About NextDecade, LLC

NextDecade, based in The Woodlands, Texas, is a developer of LNG projects providing customers access to the full LNG value chain. Founded in 2010, NextDecade has a team of industry leaders with extensive experience in signing major LNG off-take deals, and developing and managing LNG, FLNG, and FSRU projects, as well as associated natural gas and electricity infrastructure around the world. For more information, please visit www.next-decade.com.

About Rio Grande LNG

Rio Grande LNG is a proposed LNG export facility at the Port of Brownsville, Texas. The project, planned for a 984-acre industrial site, and the associated Rio Bravo Pipeline are in the midst of the extensive Federal Energy Regulatory Commission (FERC) permitting process. Should the project move forward, it is expected to create between 4,000 and 6,000 construction jobs, more than 200 well-paid permanent jobs, and reflect a potential investment of up to $20 billion. To date, NextDecade’s engineers, safety experts, and environmental consultants have spent more than 300,000 man-hours ensuring that the project is developed with the utmost care and attention to safety, environmental preservation, and respect for the Rio Grande Valley’s way of life. To date, NextDecade has signed 30 mtpa of non-binding sales agreements for its Rio Grande LNG project and stands ready to offer flexible solutions to both customers and producers. For more information on the project, please visit www.riograndelng.com.

2

About Harmony Merger Corp.

Harmony (NASDAQ: HRMN) was incorporated in Delaware on May 21, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. On March 27, 2015, Harmony consummated its initial public offering (“IPO”) of 11,500,000 units, each unit consisting of one share of common stock and one warrant to purchase one common share, and a simultaneous private placement of units to certain initial stockholders and Cantor Fitzgerald & Co., the representative of the underwriters in the IPO. As of December 31, 2016, Harmony held approximately $117,500,000 in trust to be used in connection with a proposed business combination. For more information, please visit www.harmonymergercorp.com.

Disclaimer

This press release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release relates to the proposed business combination between Harmony and NextDecade and does not contain all of the information that should be considered concerning the business combination nor is it intended to provide a basis for any investment decision or any other decision in respect of the business combination. Harmony and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting of Harmony stockholders to approve the extension of the investment period and the special meeting of Harmony stockholders to be held to approve the proposed business combination. Stockholders are advised to read, when available, Harmony’s proxy statement for its annual meeting and its preliminary proxy statement/prospectus, any amendments thereto and definitive proxy statement/prospectus in connection with the solicitation of proxies for the special meeting because these materials will contain important information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to approve the business combination. The definitive proxy statement for the annual meeting will be mailed to stockholders of record as of March 7, 2017, and the proxy statement/prospectus will be mailed to stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement and the proxy statement/prospectus, without charge, by directing a request to: Harmony Merger Corp., 777 Third Avenue, 37th Floor, New York, NY 10017. The proxy statement, the preliminary proxy statement/prospectus and definitive proxy statement/prospectus, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site, www.sec.gov.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on NextDecade’s and Harmony’s managements’ current expectations or beliefs as well as assumptions concerning the events and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of NextDecade’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which NextDecade is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of liquefied natural gas (“LNG”) and related services; general economic conditions; geopolitical events and regulatory changes; the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals or the failure of other closing conditions; and other factors set forth in Harmony’s filings with the Securities and Exchange Commission and available at www.sec.gov. The information set forth herein should be read in light of such risks. Forward-looking statements speak only as of the date of this release. Neither Harmony nor NextDecade undertakes, and expressly disclaims any obligation to, update or alter its forward-looking statements to reflect events or circumstances after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts

Harmony Merger Corp.

David Sgro | + 1 (212) 319 7676

Media

Ward CC for NextDecade

Molly LeCronier | + 1 (713) 869 0707

Investors

Height for NextDecade

Patrick Hughes | + 1 (202) 629 0004

3